Exhibit 99.2

To the Stockholder and Member

Selected Franchisee Owned Ruth’s Chris Steak Houses

Baton Rouge, LA

We have compiled the accompanying combined balance sheet of Selected Franchisee Owned Ruth’s Chris Steak Houses as of June 30, 2006, and the related combined statements of operations, changes in stockholder’s deficit and cash flows for the six months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures and statements were included in the financial statements, they might influence the user’s conclusions about the Companies’ financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Baton Rouge, Louisiana

September 20, 2006

8550 United Plaza Blvd, Suite 1001    •    Baton Rouge, LA 70809    •    Tel: 225.922.4600    •    Fax: 225.922.4611

SELECTED FRANCHISEE OWNED RUTH’S CHRIS STEAK HOUSES

COMBINED BALANCE SHEET

JUNE 30, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	3,549,542
Accounts receivable	48,906
Inventory	722,100
Prepaid expenses	145,115

Total current assets	4,465,663

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	1,930,401
Leasehold improvements	3,327,098

5,257,499
Less: Accumulated depreciation	(3,199,696)

Net property and equipment	2,057,803

OTHER ASSETS
Deposits and other	78,611
Cash Surrender Value of Life Insurance	68,967

Total other assets	147,578

TOTAL ASSETS	$6,671,044

LIABILITIES AND STOCKHOLDER’S

AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable	773,023
Accrued expenses	850,122
Related party payable	2,940,000
Deferred revenue	2,556,705
Deferred rent	64,170

Total current liabilities	7,184,020

Deferred rent	1,928,475

Total liabilities	9,112,495

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S AND MEMBERS DEFICIT
Combined capital stock - common, 4,100 shares authorized, 300 issued and outstanding no par value	3,000
Additional paid-in capital	4,000
Retained earnings	614,178
Member Capital	(3,062,629)

Total stockholder’s deficit and Member deficit	(2,441,451)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY AND MEMBER’S DEFICIT	$6,671,044

SELECTED FRANCHISEE OWNED RUTH’S CHRIS STEAK HOUSES

COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

REVENUE
Restaurant sales	18,591,988

COSTS and EXPENSES
Food and beverage cost	6,364,017
Restaurant operating expenses	8,390,679
Marketing and advertising	307,079
General and administrative	982,119
Depreciation and amortization	78,503

Operating income	2,469,591

OTHER INCOME (EXPENSE)
Interest income	56,572
Interest expense	—
Other miscellaneous income (expense)	9,906

NET INCOME	$2,536,069

SELECTED FRANCHISEE OWNED RUTH’S CHRIS STEAK HOUSES

COMBINED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2006

	Common Stock	Additional Paid-In Capital	Retained Earnings	Member Capital	Total
Balance, December 31, 2005	3,000	4,000	99,373	(3,606,129)	(3,499,756)
Distributions			(977,432)	(500,332)	(1,477,764)
Net income			1,492,237	1,043,832	2,536,069

Balance, June 30, 2006	$3,000	$4,000	$614,178	(3,062,629)	$(2,441,451)

SELECTED FRANCHISEE OWNED RUTH’S CHRIS STEAK HOUSES

COMBINED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,536,069
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	78,503
Changes in operating assets and liabilities:
Accounts receivable	13,657
Inventory	(6,540)
Prepaid expenses	(80,115)
Deposits and other	36,306
Accounts payable	(149,613)
Accrued expenses	(964,768)
Deferred revenue	(496,941)
Deferred rent	(31,009)

Net cash provided by operating activities	935,549

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholders	(955,464)
Net advances to related parties	40,000

Net cash used in financing activities	(915,464)

NET INCREASE IN CASH	20,085

CASH AT BEGINNING OF PERIOD	3,529,457

CASH AT END OF PERIOD	$3,549,542

Non-Cash Transactions
A non cash distribution for $522,300 was made to distribute an apartment that was owned by the Company to a shareholder.